UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2019

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2019, Organogenesis Holdings Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Warrant Agent”) entered into Amendment No. 1 (the “Warrant Amendment”) to the Warrant Agreement, dated as of October 10, 2016 (the “Warrant Agreement”), by and between the Company and the Warrant Agent. The Warrant Amendment amends the Warrant Agreement to provide the Company with the right to require the holders of the Company’s publicly traded warrants (the “public warrants”) to exchange their public warrants for shares of Class A common stock, par value $0.0001 per share, of the Company (“common stock”) at an exchange ratio of 0.0855 shares of Class A common stock for each public warrant. The Company has the right to require the exchange of not less than all of the public warrants at any time while such public warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding public warrants at least fifteen days prior to the date of exchange fixed by the Company. The Company intends to exchange all remaining untendered public warrants for shares of common stock in accordance with the terms of the Warrant Agreement, as amended by the Warrant Amendment.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed, in connection with the Company’s offer to each holder of the public warrants to receive 0.095 shares of Class A common stock in exchange for each public warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), the Company solicited consents (the “Consent Solicitation”) from holders of the public warrants to approve the Warrant Amendment. The execution and delivery of the Letter of Transmittal and Consent in connection with the exchange of the public warrants in connection with the Offer constituted the public warrant holder’s consent to the Warrant Amendment.

The Offer and Consent Solicitation expired at midnight Eastern Time on August 16, 2019. A total of 29,950,150 public warrants, or approximately 97.0% of the 30,890,748 outstanding public warrants, were validly tendered and not withdrawn in the Offer, including 600 public warrants that were tendered through a notice of guaranteed delivery. Because consents were received from holders of more than 65% of the public warrants, the Warrant Amendment was approved. The Company intends to exchange all remaining untendered public warrants for shares of common stock in accordance with the terms of the Warrant Agreement, as amended.

Item 8.01 Other Events.

On August 19, 2019, the Company issued a press release announcing the closing of the Offer and the Consent Solicitation. The Company also announced that it intends to exchange all remaining untendered public warrants for shares of Class A common stock in accordance with the terms of the Warrant Agreement, as amended.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Warrant Agreement, dated as of August 19, 2019, by and between the Company and Continental Stock Transfer & Trust Company.

99.1	Press release dated August 19, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Vice President and General Counsel

Date: August 19, 2019